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                                    EXHIBIT 5
                    OPINION OF MULDOON MURPHY & FAUCETTE LLP



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                                December 28, 2001




Board of Directors
Lawrence Financial Holdings, Inc.
311 South Fifth Street
Ironton, Ohio 45638

      Re: Lawrence Financial Holdings, Inc. 2001 Stock-Based Incentive Plan Registration Statement on Form S-8 for Offer and Sale of 108,615 Shares of Common Stock

Ladies and Gentlemen:

      We have been requested by Lawrence Financial Holdings, Inc., a Maryland corporation (the "Company"), to issue a legal opinion in connection with the registration (the "Registration") of 108,615 shares of the Company's Common Stock, $.01 par value (the "Shares"), on Form S-8 under the Securities Act of 1933. The Registration covers 77,582 Shares that may be issued upon the exercise of stock options and 31,033 Shares that may be distributed as restricted stock awards under the Lawrence Financial Holdings, Inc. 2001 Stock-Based Incentive Plan (the "Plan").

      We have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified (i) the genuineness of all signatures,
(ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the originals of all documents supplied to us as copies, and
(iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiary, Lawrence Federal Savings Bank.

      Based on the foregoing and limited in all respects to Maryland law, it is our opinion that the Shares reserved for issuance under the Plan, upon payment for and issuance of the Shares in the manner described in the Plan, will be legally issued, fully paid and nonassessable.




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Board of Directors
December 28, 2001
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      The following provisions of the Articles of Incorporation may not be given effect by a court applying Maryland law, but in our opinion the failure to give effect to such provisions will not affect the duly authorized, validly issued, fully paid and nonassessable status of the Common Stock:

      (a) Section C of Article FIFTH which grants the Board the authority to construe and apply the provisions of that Article, to the extent that subsection obligates any person to provide the Board the information such subsection authorizes the Board to demand, in each case to the extent, if any, that a court applying Maryland law were to impose equitable limitations upon such authority; and

      (b) Article EIGHTH which authorizes the Board to consider the effect of any offer to acquire the Company on constituencies other than stockholders in evaluating any such offer.

      This opinion is rendered to you solely for your benefit in connection with the issuance of the Shares as described above. This opinion may not be relied upon by any other person or for any other purpose, and it should not be quoted in whole or in part or otherwise referred to or be furnished to any governmental agency (other than the Securities and Exchange Commission in connection with the aforementioned Registration Statement on Form S-8 in which this opinion is contained) or any other person or entity without the prior written consent of this firm.

      We note that, although certain portions of the registration statement on Form S-8 (the financial statements and schedule) have been included therein (through incorporation by reference) on the authority of "experts" within the meaning of the Securities Act, we are not experts with respect to any portion of the Registration Statement, including without limitation the financial statements or schedules or the other financial information or data included therein by means of incorporation by reference.

      We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-8, and we consent to the use of the name of our firm under the heading "Interests of Named Experts and Counsel."

                                              Very truly yours,

                                              /s/ MULDOON MURPHY & FAUCETTE LLP
                                              MULDOON MURPHY & FAUCETTE LLP